UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 24, 2011

Double Eagle Petroleum Co.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	0-6529	830214692
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1675 Broadway, Suite 2200, Denver, Colorado		80202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	3037948445

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Effective October 24, 2011, Double Eagle Petroleum Co. (the "Company") entered into a Third Amendment (the "Third Amendment") to the Amended and Restated Credit Agreement dated as of February 5, 2010 (the "Credit Agreement") with its lenders, including BOKF, N.A. dba Bank of Oklahoma as administrative agent. The Third Amendment extends the maturity of the credit facility to October 24, 2016 and increases the credit facility from $75 million to $150 million. The borrowing base remains at $60 million. The agreement also lowers the interest rate margin tiers.

The Company paid its lenders a structuring fee of $260,000 in connection with the Third Amendment.

The foregoing description does not purport to describe all the terms of the Third Amendment. For additional terms and conditions, please see the Third Amendment attached hereto as Exhibit 10.1, incorporated herein by reference. For additional information regarding the Credit Agreement, please see the Company’s Current Reports on Form 8-K filed with the Commission on February 9, 2010, August 9, 2010, and March 10, 2011.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent applicable, the information set forth above in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1: Third Amendment to Amended and Restated Credit Agreement, dated as of October 24, 2011, between Double Eagle Petroleum Co. and BOKF, N.A. et.al

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Double Eagle Petroleum Co.

October 26, 2011	By:	/s/ Kurtis Hooley

Name: Kurtis Hooley
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Third Amendment to Amended and Restated Credit Agreement, dated as of October 24, 2011, between Double Eagle Petroleum Co. and BOKF, N.A. et.al